Exhibit (a)(1)(C)

NOTICE OF GUARANTEED DELIVERY

For Tender of Shares of Common Stock

of

GEEKNET, INC.

a Delaware corporation

at

$20.00 NET PER SHARE

Pursuant to the Offer to Purchase

dated June 15, 2015

by

GADGET ACQUISITION, INC.

a wholly owned subsidiary of

GAMESTOP CORP.

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 11:59 P.M., NEW YORK CITY TIME, ON JULY 13, 2015, UNLESS THE OFFER IS EXTENDED OR EARLIER TERMINATED (SUCH DATE AND TIME, AS IT MAY BE EXTENDED, THE “EXPIRATION DATE”).

This Notice of Guaranteed Delivery, or one substantially in the form hereof, must be used to accept the Offer (as defined below) if a holder wishes to tender in the Offer and (i) certificates representing shares of common stock, par value $0.001 per share (the “Shares”), of Geeknet, Inc., a Delaware corporation (“Geeknet”), are not immediately available, (ii) the procedure for book-entry transfer cannot be completed prior to the Expiration Date or (iii) time will not permit all required documents to reach Computershare Trust Company, N.A. (the “Depositary”) prior to the Expiration Date. This Notice of Guaranteed Delivery must be delivered by facsimile to the Depositary provided that, in the case of Shares held through the Depository Trust Company (“DTC”), the Notice of Guaranteed Delivery must be delivered to the Depositary by a participant by means of the confirmation system of DTC. See Section 3 of the Offer to Purchase (as defined below).

By Facsimile Transmission:

For Eligible Institutions Only:

(617) 360-6810

For Confirmation Only Telephone:

(781) 575-2332

DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY OTHER THAN BY FACSIMILE SENT TO THE NUMBER ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

THIS NOTICE OF GUARANTEED DELIVERY IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE ON A LETTER OF TRANSMITTAL (AS DEFINED BELOW) IS REQUIRED TO BE GUARANTEED BY AN ELIGIBLE INSTITUTION (AS DEFINED IN SECTION 3 OF THE OFFER TO PURCHASE) UNDER THE INSTRUCTIONS THERETO, SUCH SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED IN THE SIGNATURE BOX ON THE APPROPRIATE LETTER OF TRANSMITTAL.

The Eligible Institution that completes this Notice of Guaranteed Delivery must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal or an Agent’s Message (as defined in Section 2 of the Offer to Purchase) and certificates for Shares (or Book-Entry Confirmation, as defined in Section 2 of the Offer to Purchase) to the Depositary within the time period shown herein. Failure to do so could result in a financial loss to such Eligible Institution.

Capitalized terms used herein without definition have the meanings ascribed thereto in the Offer to Purchase.

Ladies and Gentlemen:

The undersigned hereby tenders to Gadget Acquisition, Inc., a Delaware corporation and a wholly owned subsidiary of GameStop Corp., a Delaware corporation, upon the terms and subject to the conditions set forth in the Offer to Purchase, dated June 15, 2015 (as it may be amended or supplemented from time to time, the “Offer to Purchase”), and the related Letter of Transmittal (as it may be amended or supplemented from time to time, the “Letter of Transmittal” and, together with the Offer to Purchase, the “Offer”), receipt of which is hereby acknowledged, the number of Shares of Geeknet specified below, pursuant to the guaranteed delivery procedure set forth in Section 3 of the Offer to Purchase. Shares tendered by the Notice of Guaranteed Delivery will be excluded from the calculation of the Minimum Condition (as defined in the Offer to Purchase), unless such Shares and other required documents are received by the Depositary by the Expiration Date.

Number of Shares and Certificate No(s) (if available)

☐ Check here if Shares will be tendered by book-entry transfer.
Name of Tendering Institution:
DTC Account Number:
Dated:

Name(s) of Record Holder(s):

(Please type or print)
Address(es):
(Zip Code)
Area Code and Tel. No.
(Daytime telephone number)
Signature(s):
Notice of Guaranteed Delivery

GUARANTEE

(Not to be used for signature guarantee)

The undersigned, which is a firm that is a member in good standing of the Securities Transfer Agents Medallion Program or a bank, broker, dealer, credit union, savings association or other entity that is also an “eligible guarantor institution,” as the term is defined in Rule 17Ad-15 (the “Eligible Institution”) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), hereby (i) represents that the tender of Shares effected hereby complies with Rule 14e-4 under the Exchange Act, and (ii) within three NASDAQ Stock Market trading days of the date hereof, (A) guarantees delivery to the Depositary, at one of its addresses set forth above, of certificates representing the Shares tendered hereby, in proper form for transfer, together with a properly completed and duly executed Letter of Transmittal and any other documents required by the Letter of Transmittal or (B) guarantees a Book-Entry Confirmation of the Shares tendered hereby into the Depositary’s account at the Depository Trust Company (pursuant to the procedures set forth in Section 3 of the Offer to Purchase), together with a properly completed and duly executed Letter of Transmittal, or an Agent’s Message (defined in Section 2 of the Offer to Purchase) in lieu of such Letter of Transmittal, and any other documents required by the Letter of Transmittal.

Name of Firm:
Address:

(Zip Code)
Area Code and Telephone No.:

(Authorized Signature)
Name:
(Please type or print)
Title:
Date:

NOTE:	DO NOT SEND CERTIFICATES REPRESENTING TENDERED SHARES WITH THIS NOTICE. CERTIFICATES REPRESENTING TENDERED SHARES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.

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